SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION STATEMENT OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

THE SECURITIES ACT OF 1934

Seligman LaSalle International Real Estate Fund, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-8597138
(State of Incorporation or Organization)	(IRS Employer Identification Number)

100 Park Avenue, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file numbers to which this form relates: 333-141258

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, par value $0.01	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED

The shares to be registered hereunder are shares of common stock, par value $0.01 per share (the “Shares”), of Seligman LaSalle International Real Estate Fund, Inc. (the “Registrant”). A description of the Shares is contained under the section captioned “Description of Securities” in the prospectus included in the Registrant’s registration statement on Form N-2 (File Nos. 333-141258 and 811-22031), which was filed under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended. That description is incorporated herein by reference.

ITEM 2.	EXHIBITS

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SELIGMAN LASALLE INTERNATIONAL REAL ESTATE FUND, INC.

By:	/s/ Lawrence P. Vogel
Name:	Lawrence P. Vogel
Title:	Vice President and Treasurer

Dated: April 23, 2007